Exhibit 4.2

EIGHTEENTH SUPPLEMENTAL INDENTURE

Dated as of March 31, 2021

between

LOWE’S COMPANIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Supplemental to the Amended and Restated Indenture Dated as of December 1, 1995

Creating a Series of Securities designated 2.625% Notes due April 1, 2031

and

Creating a Series of Securities designated 3.500% Notes due April 1, 2051

EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of March 31, 2021 (this “Eighteenth Supplemental Indenture”), between LOWE’S COMPANIES, INC., a corporation duly organized and existing under the laws of the State of North Carolina (the “Company”), having its principal office at 1000 Lowes Boulevard, Mooresville, North Carolina 28117, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”), as successor trustee to The Bank of New York Mellon Trust Company, N.A.

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), as supplemented and amended by this Eighteenth Supplemental Indenture (the Base Indenture as Supplemented by the Eighteenth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its unsecured unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, it is provided in Section 901 of the Base Indenture that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental thereto (1) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding, (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) and (3) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate Board Resolutions and actions of its authorized officers, has duly determined to make, execute and deliver to the Trustee this Eighteenth Supplemental Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, two new series of Securities designated as its (i) 2.625% Notes due April 1, 2031 (the “2031 Notes”) in an aggregate Principal Amount at Maturity of $1,500,000,000 and (ii) 3.500% Notes due April 1, 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Notes”) in an aggregate Principal Amount at Maturity of $500,000,000; and

WHEREAS, all acts and requirements necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Eighteenth Supplemental Indenture a valid and legally binding supplement to the Indenture have been done.

NOW, THEREFORE, in order to establish the form and terms of the series of the 2031 Notes and the series of the 2051 Notes and for and in consideration of the premises and of the covenants contained in the Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions. For all purposes of the Base Indenture and this Eighteenth Supplemental Indenture relating to the respective series of Notes created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in this Eighteenth Supplemental Indenture have the meanings assigned to them in this Article. Each capitalized term that is used in this Eighteenth Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in New York City on which banking institutions are authorized or required by law or regulation to close.

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or one of its subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares; or (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Company or one of its subsidiaries). Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Voting Stock of the Company immediately prior to that transaction or (z) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of that series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of that series (assuming for this purpose that such series of Notes matured on the applicable par call date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Depositary” means, with respect to the Notes issuable in whole or in part in global form, DTC and any nominee thereof, until a successor is appointed and becomes such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean or include such successor and any nominee thereof.

“DTC” means The Depository Trust Company.

“Global Note” means a Note issued in global form and deposited with or on behalf of the Depositary, substantially in the form of one or more of the Global Notes attached hereto as Exhibit A-1 and Exhibit A-2.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Interest Payment Date” has the meaning set forth in Section 203(a) of this Eighteenth Supplemental Indenture.

“Principal Amount at Maturity” of the Notes means the principal amount at maturity as set forth on the face of each respective Note.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agencies” means (a) each of Moody’s and S&P and (b) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Reference Treasury Dealer” means each of (i) a Primary Treasury Dealer (as defined herein) selected by BofA Securities, Inc., (ii) a Primary Treasury Dealer selected by Citigroup Global Markets Inc., (iii) a Primary Treasury Dealer selected by J.P. Morgan Securities LLC, (iv) a Primary Treasury Dealer selected by Mizuho Securities USA LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (v) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Regular Record Date” has the meaning set forth in Section 203(b) of this Eighteenth Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services, a subsidiary of S&P Global, Inc.

“Stated Maturity” has the meaning set forth in Section 202 of this Eighteenth Supplemental Indenture.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

“Underwriting Agreement” means the Underwriting Agreement, dated March 29, 2021, among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC.

“Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 102. Section References. Each reference to a particular section set forth in this Eighteenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Eighteenth Supplemental Indenture. Each reference to a particular section of the Base Indenture shall refer to that particular section of the Base Indenture.

ARTICLE II

THE NOTES

Section 201. Title and Amount of the Notes. The Company hereby creates the 2031 Notes and the 2051 Notes, each as a separate series of its Securities issued pursuant to the Indenture. The 2031 Notes shall be designated as the “2.625% Notes due April 1, 2031” and the 2051 Notes shall be designated as the “3.500% Notes due April 1, 2051.” The aggregate Principal Amount at Maturity of the 2031 Notes that may be authenticated and delivered under this Eighteenth Supplemental Indenture is initially limited to $1,500,000,000 and the aggregate Principal Amount at Maturity of the 2051 Notes that may be authenticated and delivered under this Eighteenth Supplemental Indenture is initially limited to $500,000,000. Each series of Notes may be reopened, without the consent of the holders of the Notes, for issuance of additional Notes of such series.

Section 202. Stated Maturity. The Stated Maturity of the 2031 Notes shall be April 1, 2031 and the Stated Maturity of the 2051 Notes shall be April 1, 2051.

Section 203. Interest and Payment. The 2031 Notes shall bear interest at 2.625% per annum and the 2051 Notes shall bear interest at 3.500% per annum beginning on the date of issuance until the 2031 Notes and/or the 2051 Notes, as the case may be, are redeemed, paid or duly provided for. Interest on the Notes shall be paid semiannually in arrears on each April 1 and October 1 (each, a “Note Interest Payment Date”), commencing October 1, 2021, to the persons in whose names the Notes are registered at the close of business on the 15th calendar day immediately preceding the interest payment date (whether or not a Business Day) (each, a “Regular Record Date”). If any interest payment date on the Notes falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on that payment will accrue for the period from and after the Note Interest Payment Date. Payments of interest on the Notes shall include interest accrued to, but excluding, the respective Note Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests shall be made to holders of the Notes on the respective Regular Record Dates in accordance with the procedures of DTC and its participants in effect from time to time. All payments of principal and interest shall be made by the Company in immediately available funds except as set forth in the applicable Note.

Section 204. Optional Redemption.

(a) At any time prior to the date that is three months (with respect to the 2031 Notes) or six months (with respect to the 2051 Notes) prior to the applicable Stated Maturity for such series of Notes, the Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that but for the redemption would be due after the related redemption date through the applicable par call date with respect to the series of Notes being redeemed, assuming such Notes matured on the applicable par call date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points with respect to the 2031 Notes and 20 basis points with respect to the 2051 Notes;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

(b) On or after the date that is three months (with respect to the 2031 Notes) or six months (with respect to the 2051 Notes) prior to the applicable maturity date for each such series of Notes, the 2031 Notes and the 2051 Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

(c) Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Note Interest Payment Dates falling on or prior to a redemption date will be payable on the Note Interest Payment Date to the registered holders as of the close of business on the relevant record date.

(d) Notice of any redemption will be given at least 10 days but not more than 60 days before the Redemption Date to each registered holder of the 2031 Notes and/or the 2051 Notes, as the case may be, to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes of a series are to be redeemed, the Notes of that series to be redeemed shall be selected in accordance with the procedures of DTC.

Section 205. Change of Control Offer to Purchase.

(a) If a Change of Control Triggering Event occurs, holders of Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to but excluding the date of purchase (unless a notice of redemption has been mailed within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described in Section 204). The Company will be required to mail to holders of the Notes (with a copy to the Trustee) a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be mailed within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed.

(b) On the date specified for repurchase of the Notes, the Company will, to the extent lawful:

(i) accept for purchase all properly tendered Notes or portions of Notes;

(ii) deposit with the paying agent the required payment for all properly tendered Notes or portions of Notes; and

(iii) deliver to the Trustee the repurchased Notes, accompanied by an Officers’ Certificate stating, among other things, the aggregate principal amount of repurchased Notes.

(c) The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, the Company will comply with such requirements instead of the repurchase provisions and will not be considered to have breached its obligations with respect to repurchasing the Notes. Additionally, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of the Notes), including Events of Default arising with respect to other issues of debt securities, the Company will not be required to repurchase the Notes notwithstanding these repurchase provisions.

(d) The Company will not be required to comply with the obligations of this Section 205 if a third party instead satisfies them.

Section 206. Forms; Denominations. The Notes shall be Registered Securities and shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. The certificates for the Notes shall be in substantially the forms attached hereto as Exhibit A-1 with respect to the 2031 Notes and Exhibit A-2 with respect to the 2051 Notes.

Section 207. Global Notes.

(a) Notes shall be issued initially in the form of one or more Global Notes in definitive fully registered book-entry form without interest coupons, deposited on behalf of the purchasers of the Notes represented thereby with U.S. Bank National Association, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate Principal Amount at Maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Book-Entry Provisions. The Company will execute and the Trustee will, in accordance with this Section 207(b) and Section 303 of the Base Indenture, authenticate and deliver initially one or more Global Notes that (x) shall be registered in the name of the Depositary, (y) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (z) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LOWE’S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 208. Applicability of Reports by the Company. For purposes of this Eighteenth Supplemental Indenture, Section 704 of the Base Indenture is Amended and Restated as follows: “The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is filed with the Commission. To the extent information, documents or reports are filed with the Commission and required to be delivered to the Trustee or the Holders, the availability of such information, documents or reports on the Commission’s Electronic Data Gathering Analysis and Retrieval system or any successor thereto or the Company’s website will be deemed to have satisfied such delivery requirements to the Trustee or the Holders, as applicable. Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).”

Section 209. Applicability of Sinking Funds. The provisions of Article Twelve of the Base Indenture shall not apply to the Notes.

Section 210. Applicability of Repayment of Securities at Option of Holders. The provisions of Article Thirteen of the Base Indenture shall not apply to the Notes.

Section 211. Applicability of Conversion of Securities. The provisions of Article Fourteen of the Base Indenture shall not apply to the Notes.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 301. Concerning the Indenture. Except as expressly amended hereby, the Base Indenture shall continue in full force and effect in accordance with the provisions thereof and the Base Indenture is in all respects hereby ratified and confirmed. This Eighteenth Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 302. Severability. If any provision in this Eighteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 303. Trust Indenture Act. If any provision in this Eighteenth Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Base Indenture, which provision is required to be included in the Base Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 304. Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Eighteenth Supplemental Indenture.

Section 305. Governing Law. This Eighteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 306. Multiple Originals; Execution and Authentication. This Eighteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The execution and authentication of the Notes shall be effected by manual or electronic signature and shall be deemed original signatures for all purposes hereunder for the Notes (other than the authentication of a Note by the Trustee).

Section 307. Agreement Concerning Methods of Submitting Instructions or Directions Electronically or by Facsimile. The Trustee agrees to accept and act upon instructions or directions pursuant to this Eighteenth Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee.

Section 308. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 309. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 310. Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Eighteenth Supplemental Indenture to be duly executed.

LOWE’S COMPANIES, INC.

By:	/s/ Ryan Grimsland
Name: Ryan Grimsland
Title: Senior Vice President, Corporate Finance & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paul Vaden
Name: Paul Vaden
Title: Vice President

[Signature Page to Eighteenth Supplemental Indenture]

EXHIBIT A-1

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LOWE’S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LOWE’S COMPANIES, INC.

2.625% Notes due April 1, 2031

GLOBAL SECURITY

No.	CUSIP No. 548661 EA1
$
Original Principal Amount

Lowe’s Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of $                 on April 1, 2031, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from March 31, 2021, or from the most recent Note Interest Payment Date on which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year, commencing October 1, 2021, at the rate of 2.625% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid. If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on that payment will accrue for the period from and after the interest payment date.

The interest so payable, and punctually paid or duly provided for, on any Note Interest Payment Date, as provided in the Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”) between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by the Eighteenth Supplemental Indenture dated as of March 31, 2021, between the Company and the Trustee (the “Eighteenth Supplemental Indenture” and, the Base Indenture as supplemented by the Eighteenth Supplemental Indenture, the

A-1-1

“Indenture”) shall be paid to the Person in whose name this Note is registered at the close of business on the 15th calendar day immediately preceding the Note Interest Payment Date (whether or not a Business Day) (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in accordance with Section 307 of the Base Indenture by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and increments of $1,000 in excess thereof.

As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other office or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Note is one of a duly authorized series of notes of the Company, designated 2.625% Notes due April 1, 2031 (the “Notes”), initially limited in aggregate principal amount at any time outstanding to ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000) which may be issued under the Indenture. This series of Notes may be reopened, without the consent of the holders of the Notes, for issuance of additional Notes. Reference is hereby made to the Indenture and all indentures supplemental thereto which are applicable to the Notes for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes do not have the benefit of any sinking fund obligations.

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Before the date that is three months prior to April 1, 2031, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points;

plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is three months prior to April 1, 2031, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notwithstanding the previous two paragraphs, installments of interest on Notes that are due and payable on Note Interest Payment Dates falling on or prior to a redemption date will be payable on the Note Interest Payment Date to the registered holders as of the close of business on the relevant record date.

Notice of any redemption will be given at least 10 days but not more than 60 days before the Redemption Date to each registered holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

Upon a Change of Control Triggering Event, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as herein prescribed.

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As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture.

The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, LOWE’S COMPANIES, INC. has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer.

LOWE’S COMPANIES, INC.

By:
Name: Ryan Grimsland
Title: Senior Vice President, Corporate Finance
& Treasurer

Dated: March 31, 2021

Attest:
Name: Beth R. MacDonald
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

[Signature Page to Note]

A-1-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - tenants in common

TEN ENT - tenants by the entireties

JT TEN - joint tenants with right of survivorship and not as tenants in common

CUST – Custodian

U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-1-6

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of assignee)

(Please insert Social Security or other identifying Number of Assignee)

the within Note of Lowe’s Companies, Inc. and does hereby irrevocably constitute and appoint                                                          , Attorney, to transfer the said Note on the books of the within named Lowe’s Companies, Inc., with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program. Notarized or witnessed signatures are not acceptable.

A-1-7

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payment shall be made, by wire transfer or otherwise, in immediately available funds, to                            , for the account of                                     , account number                        , or, if mailed by check, to                                             . Applicable reports and statements required to be physically delivered under the terms of the Indenture should be mailed to                                    . This information is provided by                                    , the assignee named above, or                                    , as its agent.

A-1-8

EXHIBIT A-2

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LOWE’S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LOWE’S COMPANIES, INC.

3.500% Notes due April 1, 2051

GLOBAL SECURITY

No.	CUSIP No. 548661 EB9
$
Original Principal Amount

Lowe’s Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of $                     on April 1, 2051, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from March 31, 2021, or from the most recent Note Interest Payment Date on which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year, commencing October 1, 2021, at the rate of 3.500% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid. If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on that payment will accrue for the period from and after the interest payment date.

A-2-1

The interest so payable, and punctually paid or duly provided for, on any Note Interest Payment Date, as provided in the Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”) between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by the Eighteenth Supplemental Indenture dated as of March 31, 2021, between the Company and the Trustee (the “Eighteenth Supplemental Indenture” and, the Base Indenture as supplemented by the Eighteenth Supplemental Indenture, the “Indenture”) shall be paid to the Person in whose name this Note is registered at the close of business on the 15th calendar day immediately preceding the Note Interest Payment Date (whether or not a Business Day) (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in accordance with Section 307 of the Base Indenture by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and increments of $1,000 in excess thereof.

As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other office or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Note is one of a duly authorized series of notes of the Company, designated 3.500% Notes due April 1, 2051 (the “Notes”), initially limited in aggregate principal amount at any time outstanding to FIVE HUNDRED MILLION ($500,000,000) which may be issued under the Indenture. This series of Notes may be reopened, without the consent of the holders of the Notes, for issuance of additional Notes. Reference is hereby made to the Indenture and all indentures supplemental thereto which are applicable to the Notes for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes do not have the benefit of any sinking fund obligations.

A-2-2

Before the date that is six months prior to April 1, 2051, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points;

plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is six months prior to April 1, 2051, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notwithstanding the previous two paragraphs, installments of interest on Notes that are due and payable on Note Interest Payment Dates falling on or prior to a redemption date will be payable on the Note Interest Payment Date to the registered holders as of the close of business on the relevant record date.

Notice of any redemption will be given at least 10 days but not more than 60 days before the Redemption Date to each registered holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

Upon a Change of Control Triggering Event, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

A-2-3

No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as herein prescribed.

As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture.

The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2-4

IN WITNESS WHEREOF, LOWE’S COMPANIES, INC. has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer.

LOWE’S COMPANIES, INC.

By:
Name: Ryan Grimsland
Title: Senior Vice President, Corporate Finance
& Treasurer

Dated: March 31, 2021

Attest:
Name: Beth R. MacDonald
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

[Signature Page to Note]

A-2-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - tenants in common

TEN ENT - tenants by the entireties

JT TEN - joint tenants with right of survivorship and not as tenants in common

CUST - Custodian

U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-2-6

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of assignee)

(Please insert Social Security or other identifying Number of Assignee)

the within Note of Lowe’s Companies, Inc. and does hereby irrevocably constitute and appoint                                                                                   , Attorney, to transfer the said Note on the books of the within named Lowe’s Companies, Inc., with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program. Notarized or witnessed signatures are not acceptable.

A-2-7

PAYMENT INSTRUCTIONS

The assignee should include the following for purposes of payment:

Payment shall be made, by wire transfer or otherwise, in immediately available funds, to                                                  , for the account of                                         , account number                            , or, if mailed by check, to                                              . Applicable reports and statements required to be physically delivered under the terms of the Indenture should be mailed to                                     . This information is provided by                    , the assignee named above, or                                    , as its agent.

A-2-8